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                                                                   Exhibit 10.17


                        INCENTIVE STOCK OPTION AGREEMENT

                    UNDER THE SERVICESOFT TECHNOLOGIES, INC.

                        1999 STOCK OPTION AND GRANT PLAN

Name of Optionee:               _______________________

No. of Option Shares:           _______________________   Shares of Common Stock

Grant Date:                     _______________________

Expiration Date:                _______________________

Option Exercise Price/Share:    _______________________

     Pursuant to the Servicesoft Technologies, Inc. 1999 Stock Option and Grant Plan (the "1999 Plan"), Servicesoft Technologies, Inc. a Delaware corporation (together with all successors thereto, the "Company"), hereby grants to the person named above (the "Optionee"), who is an officer, employee, director, consultant or other key person of the Company or any of its Subsidiaries (as defined in the 1999 Plan), an option (the "Stock Option") to purchase on or prior to the expiration date specified above (the "Expiration Date"), or such earlier date as is specified herein, all or any part of the number of shares of Common Stock, par value $.01 per share ("Common Stock"), of the Company indicated above (the "Option Shares," and such shares once issued shall be referred to as the "Issued Shares"), at the option exercise price per share specified above (the "Option Exercise Price"), subject to the terms and conditions set forth in this Incentive Stock Option Agreement (the "Agreement") and in the 1999 Plan. This Stock Option is intended to qualify as an "incentive stock option" as defined in Section 422(b) of the Internal Revenue Code of 1986, as amended from time to time (the "Code"). To the extent that any portion of the Stock Option does not so qualify, it shall be deemed a non-qualified stock option. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the 1999 Plan.

     1.   VESTING AND EXERCISABILITY.

          (a) No portion of this Stock Option may be exercised until such portion shall have vested.

          (b) Except as set forth below and in Section 6, and subject to the determination of the Compensation Committee of the Board of Directors of the Company or the Board of Directors of the Company, as applicable (the "Committee"), in its sole discretion to accelerate the vesting schedule hereunder, this Stock Option shall be vested and exercisable with respect to the Option Shares on the respective dates as follows: (i) 25% of the Option Shares on the first anniversary of the Grant Date (as set forth above) and (ii) 2.08 % of the Option Shares on the monthly anniversary of the Grant Date thereafter.


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          (c)  Except as set forth in the 1999 Plan with regard Corporate
Transactions, in the event that the Optionee's Service Relationship with the Company and its Subsidiaries terminates for any reason or under any circumstances, including the Optionee's resignation, retirement or termination by the Company, upon the Optionee's death or disability, or for any other reason, regardless of the circumstances thereof, this Stock Option may thereafter be exercised, to the extent it was vested and exercisable on such date of such termination, until the date specified in Section l(d) below. Any portion of the Stock Option that is not exercisable on the date of termination of the Service Relationship shall immediately expire and be null and void.

          (d) Subject to the provisions of Section 6 below, once any portion of this Stock Option becomes vested and exercisable, it shall continue to be exercisable by the Optionee or his or her successors as contemplated herein at any time or times prior to the earliest of (i) the date which is (A) 12 months following the date on which the Optionee's Service Relationship with the Company and its Subsidiaries terminates due to death or disability (as defined in Section 422(c)(6) of the Code) or (B) 90 days following the date on which the Optionee's Service Relationship with the Company and its Subsidiaries terminates if the termination is due to any other reason, PROVIDED HOWEVER, if the Optionee's Service Relationship is terminated for cause, this Stock Option shall terminate immediately upon the date of the Optionee's termination, or (ii) the Expiration Date set forth above. For purposes of this Agreement the Committee shall have sole discretion to determine the reason for the termination of the Optionee's Service Relationship with the Company or any Subsidiary.

          (e) It is understood and intended that this Stock Option is intended to qualify as an "incentive stock option" as defined in Section 422 of the Code to the extent permitted under applicable law. Accordingly, the Optionee understands that in order to obtain the benefits of an incentive stock option under Section 422 of the Code, no sale or other disposition may be made of Issued Shares for which incentive stock option treatment is desired within the one-year period beginning on the day after the day of the transfer of such Issued Shares to him or her, nor within the two-year period beginning on the day after the grant of this Stock Option and further that this Stock Option must be exercised within three months after termination of employment (or twelve months in the case of death or disability) to qualify as an incentive stock option. If the Optionee disposes (whether by sale, gift, transfer or otherwise) of any such Issued Shares within either of these periods, he or she will notify the Company within thirty (30) days after such disposition. The Optionee also agrees to provide the Company with any information concerning any such dispositions required by the Company for tax purposes. Further, to the extent Option Shares and any other incentive stock options of the Optionee having an aggregate fair market value in excess of $100,000 (determined as of the Grant Date (as set forth above)) vest in any year, such options will not qualify as incentive stock options.

     2.   EXERCISE OF STOCK OPTION

          (a) The Optionee may exercise this Stock Option only in the following manner: Prior to the Expiration Date (subject to Section 6), the Optionee may deliver a Stock Option exercise notice (an "Exercise Notice") in the form of Appendix A hereto indicating his or her election to purchase some or all of the Option Shares with respect to which this Stock Option has vested at the time of such notice. Such notice shall specify the number of Option Shares to


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be purchased. Payment of the purchase price may be made by one or more of the following methods; provided, however, that the methods set forth in subsections
(ii) and (iii) below shall become available only after the closing of the Initial Public Offering:

               (i) In cash by certified or bank check or other instrument acceptable to the Committee; or

               (ii) In the form of shares of Stock that are not then subject to restrictions under any Company plan and that have been held by the optionee free of such restrictions for at least six months, if permitted by the Committee in its discretion such surrendered shares shall be valued at Fair Market Value on the exercise date;

               (iii) By the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Committee shall prescribe as a condition of such payment procedure;

               (iv) By the optionee delivering to the Company a promissory note if the Board has authorized the loan of funds to the optionee for the purpose of enabling or assisting the optionee to effect the exercise of his Stock Option; PROVIDED THAT at least so much of the exercise price as represents the par value of the Stock shall be paid other than with a promissory note

          (b) Certificates for the Option Shares so purchased will be issued and delivered to the Optionee upon compliance to the satisfaction of the Committee with all requirements under applicable laws or regulations in connection with such issuance. Until the Optionee shall have complied with the requirements hereof and of the 1999 Plan, the Company shall be under no obligation to issue the Option Shares subject to this Stock Option, and the determination of the Committee as to such compliance shall be final and binding on the Optionee. The Optionee shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of stock subject to this Stock Option unless and until this Stock Option shall have been exercised pursuant to the terms hereof, the Company shall have issued and delivered the Option Shares to the Optionee, and the Optionee's name shall have been entered as a stockholder of record on the books of the Company. Thereupon, the Optionee shall have full dividend and other ownership rights with respect to such Issued Shares, subject to the terms of this Agreement.

          (c) Notwithstanding any other provision hereof or of the 1999 Plan, no portion of this Stock Option shall be exercisable after the Expiration Date, including such date as is contemplated by Section 6 hereof.


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     3.   INCORPORATION OF 1999 PLAN.

     Notwithstanding anything herein to the contrary, this Stock Option shall be subject to and governed by all the terms and conditions of the 1999 Plan.

     4.   TRANSFERABILITY.

     This Agreement is personal to the Optionee and is not transferable by the Optionee in any manner other than by will or by the laws of descent and distribution. This Stock Option may be exercised during the Optionee's lifetime only by the Optionee (or by the Optionee's guardian or personal representative in the event of the Optionee's incapacity). The Optionee may elect to designate a beneficiary by providing written notice of the name of such beneficiary to the Company, and may revoke or change such designation at any time by filing written notice of revocation or change with the Company; such beneficiary may exercise the Optionee's Stock Option in the event of the Optionee's death to the extent provided herein. If the Optionee does not designate a beneficiary, or if the designated beneficiary predeceases the Optionee, the executor of the Optionee may exercise this Stock Option to the extent provided herein in the event of the Optionee's death.

     5.   ADJUSTMENT UPON CHANGES IN CAPITALIZATION.

     The shares of stock covered by this Stock Option are shares of Common Stock of the Company. Subject to Section 6 hereof, if the shares of Common Stock as a whole are increased, decreased, changed or converted into or exchanged for a different number or kind of shares or securities of the Company or any successor entity (or a parent or Subsidiary thereof), whether through merger or consolidation, sale of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, combination of shares, exchange of shares, change in corporate structure or the like, an appropriate and proportionate adjustment shall be made in the number and kind of shares and in the per share exercise price of shares subject to any unexercised portion of this Stock Option. In the event of any such adjustment in this Stock Option, the Optionee thereafter shall have the right, subject to
Section 6, to purchase the number of shares under this Stock Option at the per share price, as so adjusted, which the Optionee could purchase at the total purchase price applicable to this Stock Option immediately prior to such adjustment, all references herein to Common Stock shall be deemed to refer to the security that is subject to acquisition upon exercise of this Stock Option and all references to the Company shall be deemed to refer to the issuer of such security. Adjustments under this Section 5 shall be determined by the Committee, whose determination as to what adjustment shall be made, and the extent thereof, shall be conclusive. No fractional shares of Common Stock shall be issued under the 1999 Plan resulting from any such adjustment, but the Company in its discretion may make a cash payment in lieu of fractional shares.


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     6.   EFFECT OF CORPORATE TRANSACTIONS. In the event of a Corporate
Transaction, this Option shall be subject to termination, assumption, substitution, adjustment and/or limitation as provided in Section 3(c) of the 1999 Plan.

     7. WITHHOLDING TAXES. The Optionee shall, not later than the date as of which the exercise of this Stock Option becomes a taxable event for federal income tax purposes, pay to the Company or make arrangements satisfactory to the Committee for payment of any federal, state and local taxes required by law to be withheld on account of such taxable event. Subject to approval by the Committee, the Optionee may elect to have the minimum tax withholding obligation satisfied, in whole or in part, by authorizing the Company to withhold from shares of Common Stock to be issued or transferring to the Company, a number of shares of Common Stock with an aggregate Fair Market Value that would satisfy the withholding amount due. The Optionee acknowledges and agrees that the Company or any Subsidiary of the Company has the right to deduct from payments of any kind otherwise due to the Optionee, or from the Option Shares to be issued in respect of an exercise of this Stock Option, any federal, state or local taxes of any kind required by law to be withheld with respect to the issuance of Option Shares to the Optionee.

     8.   COMPANY'S RIGHT OF FIRST REFUSAL.

          (a) EXERCISE OF RIGHT. If the Optionee desires to transfer all or any part of the Issued Shares, or any other shares of Common Stock owned by the Optionee, to any person other than the Company (an "Offeror"), the Optionee shall: (i) obtain in writing an irrevocable and unconditional bona fide offer (the "Offer") for the purchase thereof from the Offeror; and (ii) give written notice (the "Option Notice") to the Company setting forth the Optionee's desire to transfer such shares, which Option Notice shall be accompanied by a photocopy of the Offer and shall set forth the name and address of the Offeror and the price and terms of the Offer. Upon receipt of the Option Notice, the Company shall have an assignable option to purchase any or all of such Issued Shares (the "Company Option Shares") specified in the Option Notice, such option to be exercisable by giving, within 30 days after receipt of the Option Notice, a written counternotice to the Optionee. If the Company elects to purchase any or all of such Company Option Shares, it shall be obligated to purchase, and the Optionee shall be obligated to sell to the Company, such Company Option Shares at the price and terms indicated in the Offer within 30 days from the date of delivery by the Company of such counternotice.

          (b) SALE OF COMPANY OPTION SHARES TO OFFEROR. The Optionee may, for 60 days after the expiration of the 30-day option period as set forth in Section 8(a), sell to the Offeror, pursuant to the terms of the Offer, any or all of such Company Option Shares not purchased or agreed to be purchased by the Company or its assignee. If any or all of such Company Option Shares are not sold pursuant to an Offer within the time permitted above, the unsold Company Option Shares shall remain subject to the terms of this Section 8.

          (c) ADJUSTMENTS FOR CHANGES IN CAPITAL STRUCTURE. If there shall be any change in the Common Stock of the Company through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, combination or exchange of shares, or the like, the restrictions contained in this Section 9 shall apply with equal force to additional and/or substitute


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securities, if any, received by the Optionee in exchange for, or by virtue of his or her ownership of, Issued Shares.

          (d) FAILURE TO DELIVER OPTION SHARES. If the Optionee fails or refuses to deliver on a timely basis duly endorsed certificates representing the Company Option Shares to be sold to the Company or its assignee pursuant to this
Section 8, the Company shall have the right to deposit the purchase price for such Company Option Shares in a special account with any bank or trust company, giving notice of such deposit to the Optionee, whereupon such Company Option Shares shall be deemed to have been purchased by the Company. All such monies shall be held by the bank or trust company for the benefit of the Optionee. All monies deposited with the bank or trust company but remaining unclaimed for two years after the date of deposit shall be repaid by the bank or trust company to the Company on demand, and the Optionee shall thereafter look only to the Company for payment. The Company may place a legend on any certificate for Issued Shares delivered to the Optionee reflecting the restrictions on transfer provided in this Section 8.

          (e) EXPIRATION OF COMPANY'S RIGHT OF FIRST REFUSAL. The first refusal rights of the Company set forth above shall remain in effect until the closing of an Initial Public Offering or such other event as a result of or following which the Common Stock shall be publicly held.

     9.   LOCKUP PROVISION.

     The Optionee agrees, if requested by the Company and any underwriter engaged by the Company, not to sell or otherwise transfer or dispose of any securities of the Company (including, without limitation pursuant to Rule 144 under the Act) held by him or her for such period following the effective date of any registration statement of the Company filed under the Act as the Company or such underwriter shall specify reasonably and in good faith, not to exceed 180 days in the case of the Company's Initial Public Offering or 90 days in the case of any other public offering.

     10.  MISCELLANEOUS PROVISIONS.

          (a) EMPLOYMENT. This Option does not confer upon the Optionee any rights with respect to employment or continuation of employment or the Service Relationship with the Company, nor shall it interfere with any right of the Company to terminate such employment or Service Relationship at anytime.

          (b) EQUITABLE RELIEF. The parties hereto agree and declare that legal remedies may be inadequate to enforce the provisions of this Agreement and that equitable relief, including specific performance and injunctive relief, may be used to enforce the provisions of this Agreement.

          (c) RELEASE. In consideration for the issuance of this Stock Option, the Optionee hereby releases and forever discharges the Company, its employees, directors and stockholders and their representatives and agents, from any and all claims, demands, actions, agreements and promises whatsoever of every name, nature and description, both in law and in equity, for shares of Common Stock or options to purchase such shares or any other equity


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securities of the Company other than the shares of Common Stock underlying this
Stock Option. For purposes of this Section 10, the term "Company" shall be deemed to include its Subsidiaries.

          (d) CHANGE AND MODIFICATIONS. This Agreement may not be orally changed, modified or terminated, nor shall any oral waiver of any of its terms be effective. This Agreement may be changed, modified or terminated only by an agreement in writing signed by the Company and the Optionee.

          (e) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware (or the state of incorporation of any successor corporation) without regard to conflict of law principles.

          (f) HEADINGS. The headings are intended only for convenience in finding the subject matter and do not constitute part of the text of this Agreement and shall not be considered in the interpretation of this Agreement.

          (g) SAVING CLAUSE. If any provision(s) of this Agreement shall be determined to be illegal or unenforceable, such determination shall in no manner affect the legality or enforceability of any other provision hereof.

          (h) NOTICES. All notices, requests, consents and other communications shall be in writing and be deemed given when delivered personally, by telex or facsimile transmission or when received if mailed by first class registered or certified mail, postage prepaid. Notices to the Company or the Optionee shall be addressed as set forth underneath their signatures below, or to such other address or addresses as may have been furnished by such party in writing to the other.

          (i) BENEFIT AND BINDING EFFECT. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their respective successors, permitted assigns, and legal representatives. The Company has the right to assign this Agreement, and such assignee shall become entitled to all the rights of the Company hereunder to the extent of such assignment.

          (j) COUNTERPARTS. For the convenience of the parties and to facilitate execution, this Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document.

                            [SIGNATURE PAGE FOLLOWS]


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     The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned as of the date first above written.

                                   Servicesoft Technologies, Inc.


                                   By: ______________________________________
                                       Name:
                                       Title:


                                   Address:
                                       Two Apple Hill Drive
                                       Natick, MA 01760


     The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned as of the date first above written.

                                   OPTIONEE:


                                   __________________________________________
                                   Name:

                                   Optionee's Address:

                                   __________________________________________
                                   __________________________________________
                                   __________________________________________


                                   DESIGNATED BENEFICIARY:


                                   __________________________________________
                                   Name:

                                   Beneficiary's Address:

                                   __________________________________________
                                   __________________________________________
                                   __________________________________________


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                                   APPENDIX A

                          STOCK OPTION EXERCISE NOTICE

Servicesoft Technologies, Inc.
Attention: Chief Financial Officer
Two Apple Hill Drive
Natick, MA 01760

Pursuant to the terms of my Incentive Stock Option Agreement dated [ ] (the "Agreement") under the Servicesoft Technologies, Inc. 1999 Stock Option and Grant Plan, I, ____________ [Insert name], hereby [Circle One] partially/fully exercise such option by including herein payment in the amount of $_______ representing the purchase price for ______________[Fill in number of Option Shares] _____ option shares. I have chosen the following form(s) of payment:

               [ ]  1.   Cash;
               [ ]  2.   Certified or bank check payable to Servicesoft
                         Technologies, Inc. or
               [ ]  3.   Other (as described in the Agreement (please describe)
                         ___________________________________

                                           Sincerely yours,


                                           _____________________________________
                                           Name:

                                           Address:
                                           _____________________________________
                                           _____________________________________
                                           _____________________________________